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                                             Exhibit 23.1

                  INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Bank of New York Company, Inc. on Form S-8 of our report dated February 24, 1995, incorporated by reference in the Annual Report on Form 10-K of The Bank of New York Company, Inc. for the year ended December 31, 1994.



/s/ DELOITTE & TOUCHE LLP
New York, New York
August 31, 1995